Exhibit 99.1

ISTA Pharmaceuticals Reports First Quarter 2011 Financial Results

– Revenues Increased 30% Over Prior Year Quarter to $36.7 Million –

– ISTA Reaffirms 2011 Guidance, Adds Adjusted Cash Net Income and EPS Estimate –

– Announces Initiation of Low-Concentration BROMDAY Phase 3 Studies –

IRVINE, CA — (Marketwire – May 4, 2011) — ISTA Pharmaceuticals, Inc. (Nasdaq: ISTA), today reported financial results and progress on key milestones for the quarter ended March 31, 2011.

First Quarter 2011 Highlights

•	First quarter 2011 net revenues were $36.7 million, an increase of 30% from the first quarter of 2010.

•

On an adjusted cash basis, and excluding expenses incurred in connection with financing and due diligence activities to pursue an uncompleted acquisition, ISTA had an adjusted cash net loss of $5.6 million, or $0.17 per share, based on 34 million shares outstanding. ISTA’s management is introducing these non-GAAP financial measures as they believe the numbers provide useful information for investors to better evaluate the ongoing business performance.

•	ISTA’s sales and marketing team successfully converted the majority of ISTA’s twice-daily XIBROM™ prescriptions to once-daily BROMDAY™ and discontinued XIBROM in February 2011.

•	In April 2011, ISTA announced positive, topline results from its Phase 2 study of bepotastine besilate nasal spray for allergic rhinitis.

•	Enrollment in ISTA’s Phase 3 efficacy and short-term safety studies for REMURA™ for dry eye is on schedule, with topline results anticipated by early in the second half of 2011.

•

Under accounting principles generally accepted in the United States (GAAP), net loss for the first quarter ended March 31, 2011, was $84.1 million, or $2.49 per share, impacted primarily by a non-cash warrant valuation adjustment of $72.2 million resulting from a 97% increase in the Company’s stock price in the quarter.

“Our results for the first quarter reflect strong product revenue growth over the prior year quarter, driven by our success with the launch and market acceptance of BROMDAY, our once-daily prescription eye drop for the treatment of postoperative inflammation and reduction of ocular pain in patients who have undergone cataract extractions, along with BEPREVE®, our ophthalmic solution for ocular itching associated with allergic conjunctivitis,” stated Vicente Anido, Jr., Ph.D., President and Chief Executive Officer of ISTA Pharmaceuticals. “In terms of expenses, we had multiple clinical trials underway and expenses for business development activities related to an acquisition that did not come to fruition. As we expected and guided, we had a loss for the first quarter, but anticipate we will be profitable on an adjusted cash basis for the full year 2011. Our business is growing and generates the cash we need to fuel our product development, repay our debt and further expand our business.

“The key highlight of the first quarter was the achievement of our first 2011 milestone – the successful conversion of our twice-daily XIBROM prescriptions to once-daily BROMDAY, our ophthalmic non-steroidal anti-inflammatory (NSAID) eye drops. Since BROMDAY has market exclusivity through October 2013 and is the only once-daily NSAID on the market, we have the potential to gain additional market share. With the BROMDAY conversion behind us, our sales force has increased its focus on promoting BEPREVE as the spring allergy season advances. Based on current high pollen counts in much of the U.S., it looks to be a robust allergy season, and our new prescription (NRx) market share for BEPREVE has more than doubled to 4.5% for March 2011 from the 2.0% share we had in March 2010.”

Dr. Anido concluded, “In terms of pipeline, two clinical milestones are now complete, and we are making solid progress on our third milestone. We are announcing today we initiated the low-concentration BROMDAY Phase 3 studies this week, which follow a similar design to the Phase 3 studies conducted for the now approved once-daily BROMDAY. And last week, we announced positive, topline results from our Phase 2 study of bepotastine besilate nasal spray for allergic rhinitis. A next step in the development plan for this drug candidate is to explore clinical study designs for a bepotastine besilate/steroid combination nasal spray and, after completing discussions with the FDA, we plan to initiate a Phase 2 study in Mountain Cedar pollen with our bepotastine besilate/steroid combination nasal spray before the end of 2011. Finally, with enrollment proceeding well, we are on track to report topline Phase 3 efficacy and short-term safety results for REMURA™ for dry eye by early in the second half of the year.”

Financial Results

Net revenues for the first quarter ended March 31, 2011 were $36.7 million, or an increase of 30% over the same period in 2010. Net revenue growth was driven primarily by strong demand for BROMDAY/XIBROM and BEPREVE.

Net Revenues

(in millions, except percentage data)

	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2011	2010	Change
BROMDAY/XIBROM	$23.0	$20.3	13%
BEPREVE	4.2	0.5	740%
ISTALOL	6.2	5.4	15%
VITRASE	3.3	2.1	57%

Total net revenues	$36.7	$28.3	30%

Gross margin for the first quarter ended March 31, 2010 was 75%, or $27.5 million, as compared to 74%, or $21.0 million, for the same period in 2010. The increase in gross margin for the first quarter of 2011 as compared to prior year was due primarily to the continued growth in revenues from our highest margin products, BROMDAY / XIBROM and BEPREVE.

Research and development (R&D) expenses for the first quarter ended March 31, 2011 were $10.3 million, as compared to $4.8 million during the corresponding period of 2010. The increase over the prior-year period was due primarily to the 2011 cost of on-going Phase 3 efficacy and short-term safety studies related to REMURA™ for dry eye and Phase 2 Mountain Cedar Pollen studies for bepotastine besilate nasal spray.

Selling, general, and administrative (SG&A) expenses for the first quarter ended March 31, 2011 increased to $26.9 million from $20.9 million for the corresponding period in 2010. The increase primarily reflects expenses of $4.5 million in legal, professional and other fees incurred in connection with financing and due diligence activities to pursue a potential acquisition of a company with marketed products, for which the Company was successful in securing a financing commitment but was unsuccessful in concluding the acquisition.

Operating loss for the first quarter ended March 31, 2011 was $9.8 million, compared to an operating loss of $4.7 million in the corresponding quarter of 2010, primarily due to expenses in connection with financing and due diligence activities to pursue an uncompleted acquisition.

Net loss for the first quarter ended March 31, 2011, was $84.1 million, or $2.49 per basic and diluted share, including a non-cash warrant valuation expense of $72.2 million, based on 34 million shares outstanding. Excluding expenses incurred in connection with financing and due diligence activities to pursue an uncompleted acquisition, the adjusted cash net loss for the first quarter ended March 31, 2011, was $5.6 million, or $0.17 per share based on 34 million shares outstanding. The non-cash warrant valuation adjustments are driven primarily by the change in the Company’s stock price over the quarter. Over the first quarter of 2011, ISTA’s stock price increased 97%, from $5.13 to $10.12.

At March 31, 2011, ISTA had cash of $75.8 million, which included $13 million under ISTA’s revolving line of credit with Silicon Valley Bank and $27 million in accrued royalties on BROMDAY and XIBROM.

ISTA Reaffirms 2011 Financial Outlook, Adds Adjusted Cash Net Income and EPS Guidance

ISTA expects 2011:

•	Net revenues of approximately $175 million to $190 million.

•	Gross margins of 75% to 77% of net revenues.

•	R&D expenses of 18% to 22% of net revenues.

•	SG&A expenses of 44% to 48% of net revenues.

•	Operating income of $13 million to $16 million.

•	Non-GAAP adjusted cash net income of $13 million to $16 million.

•

Non-GAAP adjusted cash earnings per diluted share of $0.26 to $0.32, using 50 million fully diluted shares on a treasury basis calculated at a stock price of $10. The Company defines “adjusted cash net income” as the Company’s net income adjusted for the non-cash mark-to-market adjustments relating to warrants, plus non-cash interest expense and non-cash stock-based compensation costs of approximately $7.5 million to $8.5 million annually.

•	Year-end cash balance of at least $90 million. This amount is after scheduled debt repayment and includes amounts drawn from our bank line and the reserves for BROMDAY/XIBROM royalties.

Of note, one-third of our $65 million debt facility comes due in September 2011. ISTA anticipates making the $21.5 million principal repayment out of cash on hand, which was $75.8 million at the end of the first quarter, March 31, 2011, and cash generated from operations.

Company Files Shelf Registration

Later today, ISTA plans to file a universal shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (SEC). The Company’s intent with respect to the registration statement is to provide the Company with flexibility for financing future growth through acquisitions and strategic transactions, and does not reflect a change in its financing strategy. At present, the Company has no specific plans to issue any form of securities under the registration.

When the registration statement is declared effective by the SEC, ISTA will be able to offer and sell up to $150 million of any form of securities including, but not limited to, equity, debt and other securities as described in the registration statement. The terms of any offering under the shelf registration statement will be determined at the time of such offering. Proceeds from the sale of any securities will be used for the purposes described in a prospectus supplement filed at the time of such offering.

Conference Call

ISTA will host a conference call with a simultaneous webcast today, May 4, 2011, at 4:30 PM Eastern Time, to discuss its first quarter 2011 results. To access the live conference call, U.S. and Canadian participants may dial 866-761-0749; international participants may dial 617-614-2707. The access code for the live call is 51591817. To access the 24-hour audio replay, U.S. and Canadian participants may dial 888-286-8010; international participants may dial 617-801-6888. The access code for the replay is 59551940. This conference call also will be webcast live and archived on ISTA’s website for 30 days at http://www.istavision.com.

ABOUT ISTA PHARMACEUTICALS

ISTA Pharmaceuticals, Inc., is a fast growing and the fourth largest branded prescription eye care business in the United States, with an expanding focus on allergy therapeutics. ISTA currently markets four products, including treatments for ocular inflammation and pain post-cataract surgery, glaucoma and ocular itching associated with allergic conjunctivitis. The Company’s development pipeline contains additional candidates in various stages of development to treat dry eye, ocular inflammation and pain, and nasal allergies. Headquartered in Irvine, California, ISTA generated revenues of $156.5 million in 2010. For additional information about ISTA, please visit the corporate website at www.istavision.com.

BROMDAY™ (bromfenac ophthalmic solution) 0.09%, XIBROM (bromfenac ophthalmic solution)® 0.09%, ISTALOL® (timolol maleate ophthalmic solution) 0.5%, VITRASE® (hyaluronidase injection) Ovine, 200 USP Units/mL, BEPREVE® (bepotastine besilate ophthalmic solution) 1.5% and REMURA™ (bromfenac ophthalmic solution for dry eye) are trademarks of ISTA Pharmaceuticals, Inc.

Full prescribing information for BROMDAY is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/BROMDAYPI101008.pdf

Full prescribing information for ISTALOL is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/Istalol_Full_PI-ISL274.pdf

Full prescribing information for VITRASE is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/vitrase200_package_insert.pdf

Full prescribing information for BEPREVE is available on ISTA Pharmaceuticals’ website at http://www.istavision.com/pdf/Bepreve_insert.pdf

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements. Without limiting the foregoing, but by way of example, statements contained in this press release related to ISTA’s 2011 financial outlook and expected financial results, market share growth for BROMDAY and BEPREVE, initiation of new clinical trials, announcement of clinical trial results in 2011, its plans to file a shelf registration statement and future issuance of securities under the shelf registration are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations include, among others, delays and uncertainties related to the conduct and success of clinical trials, the transition of prescribers from XIBROM to BROMDAY, the FDA or other regulatory agency approval or actions, ISTA’s ability to find and successfully integrate acquisition candidates, the dispute with Senju regarding XIBROM and BROMDAY royalties, and such other risks and uncertainties as detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2010.

ISTA PHARMACEUTICALS, INC.

Unaudited Statement of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Product sales, net	$36,720	$28,304

Total revenues	36,720	28,304
Cost of products sold	9,216	7,284

Gross profit margin	27,504	21,020
Costs and expenses:
Research and development	10,344	4,803
Selling, general and administrative	26,931	20,868

Total costs and expenses	37,275	25,671

Loss from operations	(9,771)	(4,651)
Other (expense) income:
Interest expense	(2,072)	(2,071)
Gain on derivative valuation	—	7
(Loss) gain on warrant valuation	(72,234)	7,191
Other, net	4	—

Total other (expense) income	(74,302)	5,127

Net (loss) income	$(84,073)	$476

Net (loss) income per common share, basic and diluted	$(2.49)	$0.01

Shares used in computing net (loss) income per common share, basic	33,715	33,364

Shares used in computing net (loss) income per common share, diluted	33,715	43,895

ISTA PHARMACEUTICALS INC.

Unaudited Summary of Balance Sheet Data

(in thousands)

	March 31, 2011	December 31, 2010
Cash and cash equivalents	$75,763	$78,777
Working capital	6,626	15,822
Total assets	131,725	134,240
Current portion of Facility Agreement	21,450	21,450
Facility Agreement, net of current portion and unamortized discounts and derivatives	39,418	38,706
Warrant liability	138,419	66,185
Total liabilities	293,376	213,337
Total stockholders’ deficit	(161,650)	(79,097)

Non-GAAP Financial Measures

ISTA believes the metric “adjusted cash net income (loss) and adjusted cash EPS excluding non-cash interest expense, stock option expense and non-cash warrant valuation adjustments,” are useful financial measures for investors in evaluating the Company’s performance for the periods presented. ISTA’s management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding ISTA’s results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. These metrics, however, are not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income (loss) or EPS in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. For a reconciliation of net income (loss) to adjusted cash net loss, see the table below.

ISTA PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss to Adjusted Cash Net Loss

(in thousands)

	Three Months Ended March 31,
	2011	2010
Net (loss) income	$(84,073)	$476
Add:
Stock-based compensation costs	769	868
Amortization of deferred financing costs	267	270
Amortization of discounts on Facility Agreement	712	711
Change in value of warrants related to Facility Agreement	72,234	(7,191)
Change in value of derivatives related to Facility Agreement	—	(7)

Cash net loss	(10,091)	(4,873)
Add:
Costs associated with uncompleted acquisition	4,506	—

Adjusted cash net loss	$(5,585)	$(4,873)

Net (loss) income per share - basic	$(2.49)	$0.01

Net loss per share - diluted	$(2.49)	$0.01

Adjusted cash net loss per share - basic and diluted	$(0.17)	$(0.11)

Shares used in computing net loss per common share, basic	33,715	33,364

Shares used in computing net loss per common share, diluted	33,715	43,895

CONTACTS

For Investor Relations:

Lauren Silvernail

949-788-5302

lsilvernail@istavision.com

Jeanie Herbert

949-789-3159

jherbert@istavision.com

Juliane Snowden

Burns McClellan

212-213-0006

jsnowden@burnsmc.com

For General Media:

Justin Jackson

Burns McClellan

212-213-0006

jjackson@burnsmc.com

For Trade Media:

Tad Heitmann

BioComm Network

714-273-2937

theitmann@BioCommNetwork.com

Web Site: http://www.istavision.com